Exhibit 4.1

CASH AMERICA INTERNATIONAL, INC.

as Issuer

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of May 15, 2013

5.75% Senior Notes Due 2018

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections

§ 310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	11.02
§ 313	7.06
§ 314 (a)	4, 4.02
(c)	11.04
(e)	11.05
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.02
(e)	6.12, 7.02
§ 316 (a)	2.05, 6.02, 6.04, 6.05
(b)	6.06, 6.07
(c)	11.02
§ 317 (a) (1)	6.08
(a) (2)	6.09
(b)	2.03
§ 318	11.01

RECITALS

i

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

INDENTURE, dated as of May 15, 2013, between CASH AMERICA INTERNATIONAL, INC., a Texas corporation, as the Company, the Guarantors party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $300,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes Due 2018, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Average Life” means, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” means:

(1) with respect to the Company, its Board of Directors; and

(2) with respect to any other Person, (i) if the Person is a corporation, the Board of Directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership, (iii) if the Person is a limited liability company, the managing member or members or any controlling committee of managing members thereof and (iv) if the Person is neither a corporation, partnership or limited liability company, the board or committee of such Person serving a similar function, or, in any case, other than for purposes of the definition of the ‘‘Change of Control,’’ any duly authorized committee of such body.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events:

(1) an event or series of events by which any ‘‘person’’ or ‘‘group’’ (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘‘beneficial owner’’ (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company on a fully-diluted basis;

(2) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors;

(3) the sale, conveyance, transfer or other disposition of all or substantially all of the assets (whether directly or through one or more Subsidiaries) of the Company (determined on a consolidated basis for the Company and its Subsidiaries); or

(4) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date and Notes to be redeemed, (A) the average of the Reference Treasury Dealer Quotations for such redemption date and Notes, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Consolidated Adjusted Net Income” means, with respect to any period, consolidated net income (after income taxes) of the Company and the Consolidated Subsidiaries for such period, determined in accordance with GAAP (excluding, (i) any gain or loss in excess of $1,000,000 (before income taxes) arising from the sale of capital assets during such period and (ii) any other items during such period which would be considered extraordinary items, in accordance with GAAP).

“Consolidated EBIT” means, in respect of any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in calculating such Consolidated Adjusted Net Income, interest, income taxes and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts; provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBIT shall (a) include the EBIT for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, and (b) exclude the EBIT for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, during such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period.

“Consolidated EBITDA” means, in respect of any period, Consolidated Adjusted Net Income for such period plus, to the extent deducted in calculating such Consolidated Adjusted Net Income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall (a) include the EBITDA for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, and (b) exclude the EBITDA for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, during such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period.

“Consolidated Indebtedness for Money Borrowed” means, at any date, the Indebtedness for Money Borrowed of the Company and the Consolidated Subsidiaries consolidated as of such date in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, the total shareholders’ equity that would appear on a consolidated balance sheet of the Company and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

“Consolidated Subsidiary” means, at any date, any Subsidiary the accounts of which would, in accordance with GAAP, be consolidated with those of the Company in its consolidated financial statements as of such date.

“Consolidated Total Assets” means the total assets of the Company and its Consolidated Subsidiaries determined in accordance with GAAP after eliminating all offsetting debits and credits between the Company and its Subsidiaries and between Subsidiaries of the Company and all other items required to be eliminated in accordance with GAAP.

“Consumer Obligations” means any Guaranty by the Company or any of its Subsidiaries entered into in the ordinary course of the Permitted Business pursuant to which the Company or such Subsidiary guaranties financial commitments or obligations of its customers in the ordinary course of its business.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 750 N. Saint Paul Place, Suite 1750, Dallas, Texas 75201.

“Debt Prepayment Application” means, with respect to any Disposition (including, without limitation, the Enova Disposition), the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Disposition to pay Senior Indebtedness (other than Senior Indebtedness owing to the Company or any Affiliate) including, without limitation, Senior Indebtedness in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time.

“Debt Prepayment Disposition” has the meaning assigned to such term in Section 5.01.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Disposition” has the meaning assigned to such term in Section 5.01.

“Disposition Limit” has the meaning assigned to such term in Section 5.01.

“Disposition Offer to Purchase” has the meaning assigned to such term in Section 5.01.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Domestic Subsidiary” means any Subsidiary formed under the laws of, or 50% or more of the assets of which are located in, the United States of America or any jurisdiction thereof.

“EBIT” means, with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, interest, income taxes and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts.

“EBITDA” means, with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, interest, income taxes, depreciation, amortization and any non-cash gains or losses attributable to market fluctuations in the value of derivative contracts.

“Enova” means Enova International, Inc., a Delaware corporation, so long as (a) it is a Non-Wholly-Owned Subsidiary and (b) not less than 80% of its equity interests and voting interests are owned by the Company or the Company’s Wholly-Owned Subsidiaries.

“Enova Disposition” means the sale by the Company in an initial public offering of all or a portion of the outstanding shares of capital stock of Enova International, Inc. and the issuance and sale by Enova International, Inc. of shares of its capital stock registered under the Securities Act, with the effect that Enova International, Inc. and its Subsidiaries shall not be Subsidiaries of the Company following such initial public offering.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Existing Bank Loan Agreement” means that certain Credit Agreement dated as of March 30, 2011, among the Company, certain Subsidiaries of the Company party thereto as guarantors, the financial institutions party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011 and that certain Second Amendment to Credit Agreement dated as of November 29, 2011, as so amended and as may be further amended and in effect from time to time.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) the sum of Consolidated EBIT for the period of four fiscal quarters of the Company then most recently ended for which financial statements are available (the “reference period”) plus the aggregate amount of all rental expense deducted in the calculation of such Consolidated EBIT to

(y) the aggregate amount of all rental expense and interest expense deducted in the calculation of Consolidated Adjusted Net Income for such reference period (“Fixed Charges”).

In making the foregoing calculation,

(1) pro forma effect will be given to any Indebtedness, Incurred during or after the reference period to the extent the Indebtedness is outstanding or is to be Incurred on the transaction date as if the Indebtedness, had been Incurred on the first day of the reference period;

(2) pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the transaction date had been the applicable rate for the entire reference period; and

(3) Fixed Charges related to any Indebtedness, no longer outstanding or to be repaid or redeemed on the transaction date, except for interest expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Authority” means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” means (i) each Domestic Subsidiary of the Company in existence on the Issue Date and (ii) each Domestic Subsidiary that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 4.07, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(1) to purchase such indebtedness or obligation or any property constituting security therefor;

(2) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(3) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(4) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof;

provided, however, that “Guaranty” shall not include the endorsement by any Person, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.

The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Person giving such Guaranty is required to perform in respect thereof) as determined by such Person in good faith.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“Incur” means, with respect to any Indebtedness for Borrowed Money, to incur, create, issue, assume or Guaranty such Indebtedness for Borrowed Money. If any Person becomes a Subsidiary on any date after the date of the Indenture, the Indebtedness for Borrowed Money of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Indebtedness for Money Borrowed.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(1) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(2) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(3) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(4) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(5) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(6) the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(7) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (1) through (6) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (1) through (7) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indebtedness for Money Borrowed” means, with respect to any Person and without duplication:

(1) the principal amount of all indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities);

(2) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person;

(3) all indebtedness of such Person issued, incurred or assumed in respect of the purchase price of property or services except for accounts payable incurred in the ordinary course of business;

(4) all obligations of such Person evidenced by a note, bond, debenture or similar instrument;

(5) the present value (determined in accordance with GAAP) of all obligations of such Person under leases which shall have been or should be recorded as Capital Leases in accordance with GAAP or under any Synthetic Lease of such Person other than obligations to make rental payments under real property leases which as of the Issue Date would not constitute Capital Leases;

(6) all Guaranties (other than Consumer Obligations) of such Person in respect of indebtedness of any other Person of any of the types described in the preceding clauses (1) through (5), provided that, when calculating the amount of any Person’s Indebtedness for Money Borrowed, no Guaranty (but not a Consumer Obligation) of such Person of the type described in this clause (6) shall be included in such calculation unless, and then only to the extent that, the indebtedness relating to such Guaranty, when aggregated with the total indebtedness relating to all other outstanding Guaranties (other than Consumer Obligations) of the Company and Guarantors of the type described in this clause (6), exceeds $1,000,000 (or its equivalent in other currencies);

(7) the amount of all sinking fund payments or other mandatory redemption or payments on any class of capital stock of such Person;

(8) the maximum stated amount from time to time available for drawing under any letters of credit issued at the request of such Person;

(9) the amount of any unreimbursed drawings under letters of credit issued at the request of such Person;

(10) the amount of obligations of such Person outstanding under a receivables purchase facility on any date of determination that would be characterized as principal payment obligations of such Person if such facility were structured under GAAP as a secured lending transaction other than a purchase; and

(11) accrued obligations of such Person in respect of earnout or similar payments which (i) are due and payable or (ii) constitute “Indebtedness” under the Existing Bank Loan Agreement (as in effect on the Issue Date).

For all purposes hereof, the Indebtedness for Money Borrowed of any Person shall include the Indebtedness for Money Borrowed of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness for Money Borrowed is non-recourse to such Person.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each May 15 and November 15 of each year, commencing November 15.

“Issue Date” means the date on which the Original Notes are originally issued under the Indenture.

“Leverage Ratio” means, on any date (the “transaction date”), the ratio of

(x) Consolidated Indebtedness for Money Borrowed minus the aggregate amount of cash and cash equivalents as would appear on a consolidated balance sheet of the Company and the Consolidated Subsidiaries to

(y) Consolidated EBITDA for the period of four fiscal quarters of the Company then most recently ended for which financial statements are available.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform its obligations under the Indenture, the Notes or any supplemental indenture or Registration Rights Agreement with respect to the Notes, or (c) the validity or enforceability of the Indenture, the Notes or any supplemental indenture or Registration Rights Agreement with respect to the Notes.

“Net Equity Proceeds” means the proceeds, after payment of all underwriters fees and other expenses, received by the Company in consideration of its sale of its equity securities, provided that the gross amount of such proceeds shall be deemed to be the amount of cash received or the fair value of any property received or obligations satisfied in connection with such sale.

“Net Proceeds Amount” means with respect to any sale, assignment, conveyance, exchange, lease or other disposition (“Transfer”) of any property by any Person, an amount equal to the difference of:

(1) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(2) all ordinary and reasonable out-of-pocket costs and expenses, and taxes in respect of, such Transfer actually incurred by such Person, minus

(3) all amounts applied to Indebtedness secured by such property which is repaid contemporaneously and in connection with such Transfer;

provided that, with respect to the Enova Disposition, for purposes of clause (1) above, the aggregate amount of consideration received by the Company as a result of the Enova Disposition shall include (x) the aggregate amount of consideration received by the Company from its sale of outstanding shares of capital stock of Enova to the public in the Enova Disposition and (y) the aggregate amount of consideration received by the Company from Enova in connection with the issuance and sale by Enova of shares of its capital stock to the public in the Enova Disposition and which constitute repayment of intercompany indebtedness owed by Enova to the Company.

“Non-Domestic Subsidiary” means a Subsidiary which is incorporated in and conducts a significant portion of its business activities in, any one or more jurisdictions outside of the United States.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Wholly-Owned Subsidiary” means any Subsidiary that is not a Wholly-Owned Subsidiary.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

“Notes” has the meaning assigned to such term in the Recitals.

“Offer to Purchase” has the meaning assigned to such term in Section 3.03.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“On-Going Business” means a distinct operating business, whether operated as a division of a larger business operation or operated independently, which regardless of the form of legal entity, owns or operates the assets and has the liabilities, of such business.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means (a) the pawnshop business, (b) the business of cashing checks and conducting related cash dispensing transactions, (c) the business of offering consumer loans and other related financial services, and (d) activities related to the foregoing.

“Permitted Liens” means

(1) Liens existing on the Issue Date;

(2) Liens securing the Notes or any Guaranties of the Notes;

(3) bonds, pledges or deposits made to secure payment of worker’s compensation (or to participate in any fund in connection with worker’s compensation), unemployment insurance, pensions or social security programs;

(4) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanics’, warehousemen’s and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, and landlords’ liens, whether arising through contract or by operation of law, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required;

(5) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person’s income or profits or property, but only if the same are not yet due and payable or if the same are being contested in good faith and the payment of which is not at the time required;

(6) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), bonds, pledges or deposits to secure insurance policies or to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

(7) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such encumbrances do not materially impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use;

(8) Liens on property of any Consolidated Subsidiary securing obligations of such Consolidated Subsidiary owing to the Company or to any Wholly-Owned Subsidiary;

(9) Liens created to secure purchase money indebtedness incurred to finance the purchase price of property acquired in the ordinary course of business, but only if each such Lien shall secure only the purchase money indebtedness incurred to purchase the property so acquired and shall be confined solely to such property; provided, however, that, with respect to any single property, the amount of all obligations at any time secured by Liens referred to in this clause (9) does not exceed the lesser of the total purchase price of such property and the fair market value of such property at the time of such acquisition;

(10) Liens on Temporary Cash Investments, but only if (A) such Liens secure short-term indebtedness owed by the Company or a Consolidated Subsidiary to the broker or investment banking firm which is holding such Temporary Cash Investments for the account of the Company or a Consolidated Subsidiary and (B) such indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such Temporary Cash Investments at the maturity of such Temporary Cash Investments;

(11) Liens securing obligations assumed in connection with the merger with or acquisition of another entity by the Company or any Subsidiary, provided that such Liens were not created in anticipation of such merger or acquisition;

(12) Liens arising by operation of law (and not by contract) in connection with judgments being appealed to the extent such judgment or judgments would not otherwise result in an Event of Default described in clause 6 under Section 6.01;

(13) Liens securing other Indebtedness for Money Borrowed not described in clauses (1) through (12), inclusive, above; provided that the sum, without duplication, of (i) Indebtedness for Money Borrowed that is secured by Liens permitted pursuant to this clause (13) plus (ii) the aggregate liquidation value of all Preferred Stock of Subsidiaries held by Persons other than the Company or a Guarantor does not at any time exceed an amount equal to 20% of Consolidated Net Worth; provided further that, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to any Principal Credit Facility pursuant to this clause (13) unless and until the Notes (and any Note Guaranty delivered in connection therewith) shall be concurrently secured equally and ratably with such Indebtedness; and

(14) limitations imposed by state or federal securities laws restricting the ability of the Company or any Subsidiary to transfer Securities now or hereafter owned by it.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Credit Facility” means (a) that certain Credit Agreement dated as of March 30, 2011, among the Company, certain Subsidiaries of the Company party thereto as guarantors, the banks party thereto as lenders, and Wells Fargo Bank, National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011 and that certain Second Amendment to

Credit Agreement dated as of November 29, 2011 (as the same may be further amended, refinanced or replaced from time to time), (b) that certain Note Purchase Agreement, dated as of December 19, 2006, among the Company and the Purchasers listed in Schedule A thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of December 11, 2008 (as the same may be further amended, refinanced or replaced from time to time), (c) that certain Note Purchase Agreement, dated as of January 28, 2010, among the Company and the Purchasers listed in Schedule A thereto (as the same may be amended, refinanced or replaced from time to time), and (d) that certain Note Purchase Agreement dated as of August 28, 2012, among the Company and the Persons listed on Schedule A attached thereto. For the avoidance of doubt, more than one Principal Credit Facility may exist at the same time.

“Priority Indebtedness” means (i) Indebtedness for Money Borrowed secured by a Lien and (ii) Indebtedness for Money Borrowed Incurred by a Subsidiary other than a Guarantor.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Ratable Portion” means, in respect to any note or any Net Proceeds of any Debt Repayment Disposition, an amount equal to the product of (a) the Net Proceeds Amount attributable to such Debt Payment Disposition multiplied by (b) a fraction, the numerator of which is the outstanding principal amount of such note and the denominator is the aggregate principal amount of all Senior Indebtedness (including, without limitation, the Indebtedness represented by the notes).

“Reference Treasury Dealer” means (A) each of Jefferies LLC (or its affiliates that are Primary Treasury Dealers), a Primary Treasury Dealer (as defined below) selected by JMP Securities LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date and Notes to be redeemed, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for such Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Related Party Transaction” has the meaning assigned to such term in Section 4.11.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes (without regard to series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means the chief executive officer of the Company, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, senior vice president-finance, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means any Indebtedness of the Company other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, as to any Person, any other Person in which (a) such first Person or one or more of its Subsidiaries or (b) such first Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership, joint venture or limited liability company if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership, joint venture or limited liability company can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Temporary Cash Investment” means any of the following investments: (a) investments in open market commercial paper maturing within 180 days after acquisition thereof and rated at least A-1 (or the equivalent thereof) by Standard & Poor’s Ratings Group (or any successor thereto which is a nationally recognized rating agency) or at least P-1 (or the equivalent thereof) by Moody’s Investors Service, Inc. (or any successor thereto which is a nationally recognized rating agency), (b) investments in marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) investments in money market funds that invest solely in the types of investments permitted under clauses (a) and (b) above, (d) investments in repurchase agreements of any financial institution or brokerage firm acceptable to the Required Holders which are fully secured by securities described in clause (b) above, (e) certificates of deposit and time deposits (including Eurodollar deposits), maturing within 180 days from the date of deposit thereof, with a domestic office of (i) any national or state bank or trust company organized under the laws of the United States of America or any state therein and having capital, surplus and undivided profits of at least $100,000,000 or (ii) any other national or state bank so long as all such deposits are federally insured and (f) in the case of any Non-Domestic Subsidiary, certificates of deposit and other instruments substantially equivalent to a certificate of deposit maturing within 180 days from the date of acquisition and issued by a bank or trust company organized and located in the jurisdiction where such Non-Domestic Subsidiary maintains its headquarters having capital, surplus and undivided profits of at least $100,000,000 (or its equivalent in other currencies).

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit H.

“Treasury Rate” means, with respect to any redemption date for any series of Notes, the rate per annum, determined by the Reference Treasury Dealer, equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee in its Corporate Trust Office to administer its corporate trust matters in connection with this Indenture.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to any specified Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of members of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” means, at any time, any Consolidated Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations 144A, Reg S; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exemption under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(7) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Initial Additional Note is

(x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) A Responsible Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If a Responsible Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $300,000,000,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an Officer’s Certificate specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Company may determine to include or the Trustee may reasonably request.

(2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

(3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officer’s Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase or a Disposition Offer to Purchase those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Responsible Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive

Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase or a Disposition Offer to Purchase (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(3)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities law of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an

Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11. Reg. S Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01. Optional Redemption. At any time and from time to time, upon not less than 30 nor more than 60 days’ notice, the Company may redeem some or all of the Notes at a redemption price equal to the greater of the following amounts: (x) 100% of the principal amount of the Notes being redeemed on the redemption date; and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including the amount of accrued and unpaid interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate, as determined by the Reference Treasury Dealer, plus 50 basis points; plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the applicable Notes and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.02. Method and Effect of Redemption. (a) The Company will send notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered Holder of the Notes to be redeemed. Once notice of redemption is sent, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest applicable to such Notes to, but excluding, the redemption date.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued and unpaid interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on that date. If fewer than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with DTC’s applicable procedures, in the case of Global Notes, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not Global Notes. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.03. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include

(A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company,

(B) a description of material developments in the Company’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

(6) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(9) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(10) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(12) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;

(13) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the office of the Trustee located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. Subject to Article 5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Article 5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.04. Payment of Taxes and other Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 4.05. Maintenance of Properties and Insurance. (a) The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 4.05 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 4.06. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness for Money Borrowed; provided that the Company or any Guarantor may Incur Indebtedness for Money Borrowed if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (i) the Fixed Charge Coverage Ratio is not less than 2.00 to 1.00 and (ii) the Leverage Ratio is not greater than 3.00 to 1.00; provided further, that in the case of any Incurrence by the Company or any Subsidiary of Priority Indebtedness, the aggregate amount thereof outstanding at any time shall not exceed an amount equal to 20% of Consolidated Net Worth.

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Subsidiary may Incur the following:

(1) Indebtedness for Money Borrowed of any Subsidiary owing to the Company or to any other Guarantor;

(2) Indebtedness for Money Borrowed of the Company pursuant to the Notes (other than Additional Notes) and Indebtedness for Money Borrowed of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);

(3) Indebtedness for Money Borrowed of the Company or any Subsidiary outstanding on the Issue Date; and

(4) Indebtedness for Money Borrowed constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Indebtedness for Money Borrowed in an amount not to exceed the principal amount of the Indebtedness so refinanced, plus premiums, fees and expenses; provided that

(A) in case the Indebtedness to be refinanced is Subordinated Indebtedness, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes,

(B) the new Indebtedness does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced, and the Average Life of the new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced, and

(C) in no event may Indebtedness of the Company or any Guarantor be refinanced pursuant to this clause by means of any Indebtedness of any Subsidiary that is not a Guarantor.

Section 4.07. Limitation on New Subsidiaries. (a) The Company will not, and will not permit any Subsidiary to, (x) acquire any capital stock or similar equity interests of any Person, (y) enter into any partnership or joint venture or (z) take any action, which, in the case of any of (x), (y) or (z), would result in the Company having any Subsidiary other than those existing on the Issue Date except that, from time to time, the Company may:

(1) acquire (whether by purchase, merger or other similar transaction) any Person, but only if:

(A) immediately after giving effect to such acquisition, such Person shall constitute a Subsidiary;

(B) immediately after giving effect to such acquisition on a pro forma basis, no Default shall be in existence; and

(C) subject to paragraph (f) below, promptly (and in any event within 15 days) after the consummation of such acquisition, such Person (if such Person is organized under the laws of the United States of America or any state or political subdivision thereof) shall provide a Note Guaranty.

(2) create or form a new corporation, limited liability company or limited partnership (the “New Entity”) and thereupon cause the New Entity to become a Subsidiary, but only if:

(A) immediately after giving effect to such New Entity becoming a Subsidiary on a pro forma basis, no Default shall be in existence;

(B) subject to paragraph (b) and paragraph (f) below, promptly (and in any event within 15 days) after its creation or formation, the New Entity (if such New Entity is organized under the laws of the United States of America or any state or political subdivision thereof) shall provide a Note Guaranty;

(C) except as required by Section 4.07(a)(2)(B), the New Entity shall not conduct any business prior to becoming a Subsidiary.

(b) In no event shall any New Entity created or formed pursuant to Section 4.07(a)(2) be required to provide a Note Guaranty as contemplated by clause (B) thereof until the earlier of (i) the date on which the Company makes an investment in such New Entity (other than the incurrence of routine organizational expenses and other than capital contributions totaling less than $250,000), (ii) the date on which such New Entity first conducts business and (iii) the date on which such New Entity first becomes a borrower or a guarantor, or otherwise becomes obligated, under any Principal Credit Facility.

(c) Except as noted in the next sentence, nothing in this section shall operate to prevent any transaction permitted under Article 5. Notwithstanding the foregoing, upon the completion of any merger or consolidation with any Person that is not a Subsidiary permitted under Article 5, the survivor of such merger or consolidation shall be deemed to have made, on the date of the completion of such merger or consolidation, all investments in non-Guarantors then held by the Company or any Subsidiary on such date.

(d) Notwithstanding the foregoing, nothing in this Section 4.07 shall operate to prevent any investment by the Company or any Subsidiary in any Subsidiary that is a non-Guarantor provided, however, in no event shall the aggregate book value, without duplication, of all investments by the Company or any Subsidiary in non-Guarantors, exceed 30% of Consolidated Net Worth, in each case determined as of the date of each such investment.

(e) If any Person becomes a Subsidiary at any time after the date of the Indenture, such Person shall be deemed to have Incurred (including for purposes of paragraph (a) of Section 4.06) or made, as the case may be, at the time it becomes a Subsidiary (i) all Guaranties, Indebtedness, loans, advances and investments of such Person which are outstanding at such time and (ii) all Liens then in effect with respect to any of its properties.

(f) Notwithstanding the foregoing and subject to Article 10, in no event shall any Subsidiary be required to provide a Note Guaranty so long as such Subsidiary is not obligated as a borrower, guarantor or obligor for any Indebtedness for Money Borrowed of the Company or any other Subsidiary.

Section 4.08. Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) $643,900,000 plus (b) 50% of Consolidated Adjusted Net Income (but only if positive) for each fiscal quarter of the Company ending on or after March 31, 2013 plus (c) 100% of Net Equity Proceeds received after March 31, 2013 plus (d) if Enova is a Subsidiary, an amount equal to 50% of the fair market value of all net proceeds received by the Company or any of its Subsidiaries from the sale of capital stock of Enova.

Section 4.09. Limitation on Liens. The Company will not and will not permit any Subsidiary to assume, create or suffer to exist any Lien upon any of its properties (whether owned on the Issue Date or thereafter acquired) except Permitted Liens.

Section 4.10. Repurchase of Notes Upon a Change of Control. Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase.

Section 4.11. Limitation on Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate other than the Company or another Subsidiary (a “Related Party Transaction”), except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 4.12. Line of Business. The Company will not, and will not permit any of its Subsidiaries, to engage in any business other than a Permitted Business.

Section 4.13. Commission Reports. (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission and furnish to Holders and the Trustee all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company will be deemed to have furnished such reports to the Trustee and the Holders if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

(b) For so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.14. Reports to the Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officer’s Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets by the Company. The Company will not, and will not permit any of its Subsidiaries to, dissolve or liquidate or consolidate or merge with, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, any other Person except that:

(1) any Person may consolidate with or merge into the Company if (i) the Company shall be the surviving entity or, if the Company is not the surviving entity, the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture, the Notes and the Registration Rights Agreement and (ii) immediately before and after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing, (B) in the event that the Company is the surviving entity, the Company is solvent, and, in the event that the Company is not the surviving entity, such other Person shall be a solvent corporation organized and validly existing under the laws of any state of the United States of America, (C) the consummation of such transaction did not have, and could not reasonably be expected to have, a Material Adverse Effect and (D) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that the foregoing condition set forth in clause (i) has been satisfied;

(2) the Company may and may permit any of its Subsidiaries to sell, assign, convey, exchange, lease or otherwise dispose of its properties (including, without limitation, capital stock, accounts receivable and pawn loans) (each a “Disposition”) to, any Person if:

(i) such Disposition is in the ordinary course of business;

(ii) such Disposition constitutes the Enova Disposition and cash equal to 100% of the Net Proceeds Amount with respect to such Disposition is applied to a Debt Prepayment Application in accordance with paragraph (3) below; or

(iii) such Disposition does not constitute the Enova Disposition and the aggregate book value of the properties disposed of by the Company and its Subsidiaries during the 12 month period then most recently ended (other than pursuant to the Enova Disposition) does not exceed an amount equal to the lesser of (x) 17.5% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company or (y) the amount of the asset disposition permission then in effect and set forth in Section 6.5(e) of the Existing Bank Loan Agreement (or the lowest amount set forth in any similar provision if said Section 6.5(e) shall have been amended after March 30, 2011) or the lowest amount set forth in any similar provision in any bank credit facility or bank credit facilities that refinance or replace the Existing Bank Loan Agreement (as in effect from time to time the “Disposition Limit”); provided that the Company and its Subsidiaries may dispose of properties (other than pursuant to the Enova Disposition) notwithstanding this clause (iii) if cash equal to any portion of the Net Proceeds Amount with respect to such Disposition that exceeds the Disposition Limit then in effect (A) is applied to the acquisition of other property of a similar nature of at least equivalent fair market value within 365 days after such Disposition and/or (B) is applied to a Debt Prepayment Application in respect of such Disposition in accordance with paragraph (3) below;

(3) in the event that any Net Proceeds Amount is required to be applied to a Debt Prepayment Application pursuant to clause (ii) or (iii) of paragraph (2) above, then the Company shall, within ten days of the occurrence of the Disposition giving rise to such Debt Prepayment Application (a “Debt Prepayment Disposition”) in respect of which an offer to purchase Notes (the “Disposition Offer to Purchase”) is being made to comply with the required

Debt Prepayment Application in respect of such Debt Prepayment Disposition, give written notice of such Disposition Offer to Purchase to each Holder of Notes. The purchase price for the Notes in any Disposition Offer to Purchase will be will be an aggregate amount for all notes equal to the Ratable Portion of the Net Proceeds Amount, and of such aggregate amount, the purchase price for each note will be 100% of the principal amount plus accrued interest to the date of purchase. If the Disposition Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased. A “Disposition Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than ten days after the expiration date. The offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer. A Holder may tender all or any portion of its Notes pursuant to a Disposition Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Disposition Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance;

(4) (i) any Wholly-Owned Subsidiary may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, the Company or any other Wholly-Owned Subsidiary and (ii) any Non-Wholly-Owned Subsidiary may consolidate with or merge into, or sell, assign, convey, exchange, lease or otherwise dispose of its properties to, the Company or any other Subsidiary;

(5) any Subsidiary may consolidate or merge with any Person solely for the purpose of the Company’s acquisition of such Person; and

(6) (i) any Wholly-Owned Subsidiary may liquidate or dissolve so long as, after giving effect thereto, all of such Wholly-Owned Subsidiary’s assets are owned by the Company or any other Wholly-Owned Subsidiary after giving effect to such liquidation or dissolution and (ii) any Non-Wholly-Owned Subsidiary may liquidate or dissolve so long as, after giving effect thereto, all of such Subsidiary’s assets (or a pro rata portion thereof equivalent to the ownership interest of the Company or a Subsidiary in such liquidated or dissolved Subsidiary before such liquidation or dissolution) are owned by the Company or any other Subsidiary after giving effect to such liquidation or dissolution.

(7) For purposes of determining the book value of property constituting capital stock or similar equity interests of a Subsidiary of the Company disposed of as provided in Section 5.01(2), such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such capital stock or similar equity interests.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase or Disposition Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase or Disposition Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.10 or Article 5, or the Company or any Guarantor fails to comply with Article 5 hereof;

(4) the Company or any Subsidiary defaults in the performance of or breaches any other covenant or agreement of the Company or such Subsidiary in the Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $10.0 million or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7) an involuntary case or other proceeding is commenced against the Company or any Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(8) the Company or any of its Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty.

Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error in judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by a Responsible Officer of the Company.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default, except a payment default under Sections 6.01(1) or 6.02 hereof, unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2014, the Trustee will send to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and defend and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guaranty, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A) the Notes mature within sixty days, or all of them are to be called for redemption within sixty days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(E) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

(1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4) The Company has delivered to the Trustee

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(6) The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company’s obligations set forth in Sections 4.06 through 4.12, inclusive and Article 5, and each Guarantor’s obligations under its Note Guaranty, will terminate, and clauses (4), (5), (6), (7), (8) and (9) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and

(2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(7) to provide for or confirm the issuance of Additional Notes; or

(8) to make any other change that does not materially and adversely affect the rights of any Holder.

Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b) below, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(4) after the time an Offer to Purchase or Disposition Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or

(9) make any change in any Note Guaranty that would adversely affect the Noteholders.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04. Trustee’s Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Section 9.07. Notes Held by the Company. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Notes, or have directed the taking of any action provided in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

ARTICLE 10

GUARANTIES

Section 10.01. The Guaranties. (a) Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

(b) If, at any time after the date of the Indenture, the Company or any of its Subsidiaries acquires or creates a Subsidiary that becomes a borrower or a Guarantor, or otherwise becomes obligated, under any Principal Credit Facility, the Company will, at its sole cost and expense, cause such Subsidiary to, prior to or concurrently therewith, provide a Note Guaranty. In connection with such provision of a Note Guaranty, the Company must provide an Officer’s Certificate and an Opinion of Counsel, as the Trustee may reasonably request.

Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to the Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise permitted by the Indenture;

(2) if the Note Guaranty was required pursuant to the terms of the Indenture, the cessation of the circumstances requiring the Note Guaranty (such termination to include, for the avoidance of doubt, the case of any discharge and release of a Guarantor from its guaranty of Indebtedness under each Principal Credit Facility, provided that such Guarantor is not a borrower under or otherwise obligated under any Principal Credit Facility after giving effect to such discharge and release and provided, further that, if, in connection with any such release of a Guarantor, any lender or agent under a Principal Credit Facility is paid any remuneration as consideration for such release, then such remuneration shall be concurrently paid, on the same terms, ratably to each Holder in connection with the termination of the Note Guaranty of such Guarantor); or

(3) defeasance or discharge of the Notes, as provided in “Defeasance and Discharge”.

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

CASH AMERICA INTERNATIONAL, INC.

1600 West 7th Street

Fort Worth, Texas 76102-2599

Facsimile No.: (817) 570-1647

if to the Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Facsimile No.: (214) 756-7401

Attention: Corporate Trust, Municipal and Escrow Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in sending a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 11.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 11.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

ISSUER CASH AMERICA INTERNATIONAL, INC.

By:		/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

GUARANTORS ENOVA INTERNATIONAL, INC.

By:		/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Assistant Treasurer

CASH AMERICA MANAGEMENT L.P. CASH AMERICA PAWN L.P.

By:		Cash America Holding, Inc. The General Partner of each of the foregoing entities

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC

By:		Ohio Neighborhood Finance, Inc., Its sole member

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

CNU ONLINE HOLDINGS, LLC DEBIT PLUS, LLC BILLERS ACCEPTANCE GROUP DP LABOR HOLDINGS, LLC PF LABOR HOLDINGS, LLC

By:		/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

BRONCO PAWN & GUN, INC.

CASH AMERICA ADVANCE, INC.

CASH AMERICA FINANCIAL SERVICES, INC.

CASH AMERICA FRANCHISING, INC.

CASH AMERICA GLOBAL FINANCING, INC.

CASH AMERICA GLOBAL SERVICES, INC.

CASH AMERICA HOLDING, INC.

CASH AMERICA, INC.

CASH AMERICA, INC. OF ALABAMA

CASH AMERICA, INC. OF ALASKA

CASH AMERICA, INC. OF COLORADO

CASH AMERICA, INC. OF ILLINOIS

CASH AMERICA, INC. OF INDIANA

CASH AMERICA, INC. OF KENTUCKY

CASH AMERICA, INC. OF LOUISIANA

CASH AMERICA OF MISSOURI, INC.

CASH AMERICA, INC. OF NEVADA

CASH AMERICA, INC. OF NORTH CAROLINA

CASH AMERICA, INC. OF OKLAHOMA

CASH AMERICA, INC. OF SOUTH CAROLINA

CASH AMERICA, INC. OF TENNESSEE

CASH AMERICA, INC. OF UTAH

CASH AMERICA, INC. OF VIRGINIA

CASH AMERICA INTERNET SALES, INC.

CASH AMERICA OF MEXICO, INC.

CASH AMERICA PAWN, INC. OF OHIO

CASHLAND FINANCIAL SERVICES, INC.

CNU DOLLARSDIRECT INC.

CNU DOLLARSDIRECT LENDING INC.

DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.

ENOVA ONLINE SERVICES, INC.

EXPRESS CASH INTERNATIONAL CORPORATION

FLORIDA CASH AMERICA, INC.

GAMECOCK PAWN & GUN, INC.

GEORGIA CASH AMERICA, INC.

HORNET PAWN & GUN, INC.

LONGHORN PAWN AND GUN, INC.

MOBILE LEASING GROUP, INC.

MR. PAYROLL CORPORATION

OHIO NEIGHBORHOOD FINANCE, INC.

RATI HOLDING, INC.

TIGER PAWN & GUN, INC.

UPTOWN CITY PAWNERS, INC.

VINCENT’S JEWELERS AND LOAN, INC.

By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

CNU OF ALABAMA, LLC CNU OF ALASKA, LLC CNU OF ARIZONA, LLC CNU OF CALIFORNIA, LLC CNU OF COLORADO, LLC CNU OF DELAWARE, LLC

CNU OF FLORIDA, LLC

CASHNETUSA OF FLORIDA, LLC

CNU OF HAWAII, LLC

CNU OF IDAHO, LLC

CNU OF ILLINOIS, LLC

CNU OF INDIANA, LLC

CNU OF KANSAS, LLC

CNU OF LOUISIANA, LLC

CNU OF MAINE, LLC

CASHNET CSO OF MARYLAND, LLC

CNU OF MICHIGAN, LLC

CNU OF MINNESOTA, LLC

CNU OF MISSISSIPPI, LLC

CNU OF MISSOURI, LLC

CNU OF MONTANA, LLC

CNU OF NEVADA, LLC

CNU OF NEW HAMPSHIRE, LLC

CNU OF NEW MEXICO, LLC

CNU OF NORTH DAKOTA, LLC

CNU OF OHIO, LLC

OHIO CONSUMER FINANCIAL SOLUTIONS, LLC

CNU OF OKLAHOMA, LLC

CNU OF OREGON, LLC

CNU OF RHODE ISLAND, LLC

CNU OF SOUTH CAROLINA, LLC

CNU OF SOUTH DAKOTA, LLC

CNU OF TENNESSEE, LLC

CNU OF TEXAS, LLC

CNU OF UTAH, LLC

CNU OF VIRGINIA, LLC

CNU OF WASHINGTON, LLC

CNU OF WISCONSIN, LLC

CNU OF WYOMING, LLC

DOLLARSDIRECT, LLC

CNU TECHNOLOGIES OF ALABAMA, LLC

CNU TECHNOLOGIES OF ARIZONA, LLC

CNU TECHNOLOGIES OF CALIFORNIA, LLC

CNU TECHNOLOGIES OF IOWA, LLC

CNU TECHNOLOGIES OF NEW MEXICO, LLC

CNU TECHNOLOGIES OF SOUTH CAROLINA, LLC

CNU TECHNOLOGIES OF WISCONSIN, LLC

TRAFFICGEN, LLC

CASHEURONET UK, LLC

EURONETCASH, LLC

ENOVA BRAZIL, LLC

AEL NET MARKETING, LLC

AEL NET OF ILLINOIS, LLC

AEL NET OF MISSOURI, LLC

NC FINANCIAL SOLUTIONS, LLC

By:	CNU Online Holdings, LLC, The sole member of each of the foregoing entities

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

NC FINANCIAL SOLUTIONS OF ALABAMA, LLC

NC FINANCIAL SOLUTIONS OF ARIZONA, LLC

NC FINANCIAL SOLUTIONS OF CALIFORNIA, LLC

NC FINANCIAL SOLUTIONS OF COLORADO, LLC

NC FINANCIAL SOLUTIONS OF DELAWARE, LLC

NC FINANCIAL SOLUTIONS OF GEORGIA, LLC

NC FINANCIAL SOLUTIONS OF IDAHO, LLC

NC FINANCIAL SOLUTIONS OF ILLINOIS, LLC

NC FINANCIAL SOLUTIONS OF KANSAS, LLC

NC FINANCIAL SOLUTIONS OF MARYLAND, LLC

NC FINANCIAL SOLUTIONS OF MISSISSIPPI, LLC

NC FINANCIAL SOLUTIONS OF MISSOURI, LLC

NC FINANCIAL SOLUTIONS OF NEVADA, LLC

NC FINANCIAL SOLUTIONS OF NEW MEXICO, LLC

NC FINANCIAL SOLUTIONS OF NORTH DAKOTA, LLC

NC FINANCIAL SOLUTIONS OF OHIO, LLC

NC FINANCIAL SOLUTIONS OF SOUTH CAROLINA, LLC

NC FINANCIAL SOLUTIONS OF SOUTH DAKOTA, LLC

NC FINANCIAL SOLUTIONS OF TENNESSEE, LLC

NC FINANCIAL SOLUTIONS OF TEXAS, LLC

NC FINANCIAL SOLUTIONS OF UTAH, LLC

NC FINANCIAL SOLUTIONS OF VIRGINIA, LLC

NC FINANCIAL SOLUTIONS OF WISCONSIN, LLC

By:	NC Financial Solutions, LLC The sole member of each of the foregoing entities

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

CASHNETUSA CO LLC CASHNETUSA OR LLC THE CHECK GIANT NM LLC

By:	CNU of New Mexico, LLC, Manager of each of the foregoing entities

	By:	CNU Online Holdings, LLC Its sole member

		By:	/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

DEBIT PLUS TECHNOLOGIES, LLC DEBIT PLUS SERVICES, LLC DEBIT PLUS PAYMENT SOLUTIONS, LLC

By:	Debit Plus, LLC, The sole member of each of the foregoing entities

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

STRATEGIC RECEIVABLE MANAGEMENT SOLUTIONS, LLC

By:	/s/ J. Curtis Linscott
Name: J. Curtis Linscott Title: Manager

ENOVA FINANCIAL HOLDINGS, LLC

By:	/s/ Austin D. Nettle
Name: Austin D. Nettle Title: Vice President and Treasurer

CAMEX HOLDING, LLC

By:	Cash America of Mexico, Inc., Its sole member

	By:	/s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

TRUSTEE WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano Title: Vice President

EXHIBIT A

[FACE OF NOTE]

CASH AMERICA INTERNATIONAL, INC.

5.75% Senior Note Due 2018

[CUSIP] [CINS]

No.	$

CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to             , or its registered assigns, the principal sum of             DOLLARS ($            ) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on May 15, 2018.

[Initial]1 Interest Rate: 5.75% per annum.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2013.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	CASH AMERICA INTERNATIONAL, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.75% Senior Notes Due 2018 described in the Indenture referred to in this Note.

Date:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

CASH AMERICA INTERNATIONAL, INC.

5.75% Senior Note Due 2018

1.	Principal and Interest.

The Company promises to pay the principal of this Note on May 15, 2018.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.75% per annum [(subject to adjustment as provided below)].1

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing November 1, 2013.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 15, 2013, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that neither the Exchange Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration (as defined in the Registration Rights Agreement) (i) has been filed with the Commission on or prior to the date that is 180 days after the Issue Date or (ii) is declared effective on or prior to the date that is 270 days after the Issue Date (the “Effectiveness Deadline”), the interest rate on this Note will increase by a rate of 0.25% per annum until the date that is 270 days following the Issue Date (in the case of clause (i)) or until the Exchange Registration Statement or the Shelf Registration is declared effective by the Commission (in the case of clause (ii)). If the Exchange Registration Statement is declared effective but the Exchange is not consummated on or prior to 30 Business Days after the date of effectiveness of the Exchange Registration Statement, the interest rate on this Note will increase by a rate of 0.25% per annum until the Exchange Offer is consummated. However, (i) upon filing of the Exchange Registration Statement or the Shelf Registration, (ii) upon the effectiveness of any such registration statement, or (iii) upon consummation of the Exchange Offer, as the case may be, such additional interest shall cease to accrue. The interest rate on this Note will not increase by more than 1.00% per annum notwithstanding the Company’s failure to meet more than one of these requirements.]2

Interest on this Note will accrue commencing on the date of original issue and thereafter from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the

[1]	Include only for Initial Note or Initial Additional Note.
[2]	Include only for Initial Note or Initial Additional Note.
[3]	Include only for Exchange Note.

payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 2% in excess of 5.75%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of May 15, 2013 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general senior unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $300,000,000 but additional notes (“Additional Notes”) may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes will vote together for all purposes as a single class, provided, however, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a different CUSIP number. This Note is guarantied as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase or Disposition Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

[4]	For Additional Notes, should be the date of their original issue.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof, in the form of both Global Notes and Certificated Notes, as provided in the Indenture. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may by written notice, as provided in the Indenture, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture or the Notes or other amendments or supplements if such amendments or supplements do not adversely affect the interests of the Holders in any material respect.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to             , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[5]

By
To be executed by an executive officer

[5]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box:  9

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in original principal amount) below:

$                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                      ,

among

CASH AMERICA INTERNATIONAL, INC.,

The Guarantor(s) Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

5.75% Senior Notes due 2018

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,             , among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of May 15, 2013 (the “Indenture”), relating to the Company’s 5.75% Senior Notes due 2018 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries to provide Guaranties in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CASH AMERICA INTERNATIONAL, INC., as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

C-1

[(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE,]1 OR

[(F)] PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[1]	Reminder: Do not include in a global notes only (book-entry) deal.

C-2

EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

D-1

EXHIBIT E

Regulation S Certificate

            ,

Wells Fargo Bank, National Association

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration

Re:	Cash America International, Inc. 5.75% Senior Notes due 2018 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of May 15, 2013 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

            ,

Wells Fargo Bank, National Association

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration

Re:	Cash America International, Inc. 5.75% Senior Notes due 2018 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of May 15, 2013 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

F-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate1

[TRUSTEE]

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration

Re:	[COMPANY] [INTEREST RATE]% [SENIOR/SUBORDINATED] Notes due [DUE DATE-YEAR] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of [AS OF DATE] relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction;

[1]	Reminder: Do not include in global notes only (book-entry) deal.

provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association

[ADDRESS OF TRUSTEE]

Attention: Corporate Trust Administration OR

[Name of DTC Participant]]

Re: Cash America International, Inc.

   5.75% Senior Notes due 2018 (the “Notes”)

   Issued under the Indenture (the “Indenture”) dated as

   as of May 15, 2013 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, National Association [ADDRESS OF TRUSTEE] Attention: Corporate Trust Administration

Re:	Cash America International, Inc. 5.75% Senior Notes due 2018 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of May 15, 2013 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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